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                                                   Exhibit 23(a)



INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement of
Merrill Lynch & Co., Inc. (the "Company") on Form S-3 of the reports of Deloitte & Touche dated February 28, 1994 appearing in or incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1993 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is a part of this Registration Statement. We also consent to the incorporation by reference in this Registration Statement of the report of Deloitte & Touche dated February 28, 1994, appearing as Exhibit 99(a) in the Company's Current Report on Form 8-K dated March 9, 1994, relating to the Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 31, 1993 included in the 1993 Annual Report to Stockholders of the Company. We also consent to the inclusion as Exhibit 99 to this Registration Statement of our report dated February 28, 1994 relating to information under the caption "Summary Financial Information", for each of the five years in the period ended December 31, 1993, appearing in the Prospectus, which is a part of this Registration Statement.





/s/ Deloitte & Touche LLP


New York, New York
August 30, 1994